EXHIBIT 23
PLANTE & MORAN, PLLC
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-32599 and No. 333-74611) of Commercial Bancshares, Inc. of our report dated March 6, 2008 with respect to the consolidated financial statements of Commercial Bancshares, Inc. included in this Form 10-K for the year ended December 31, 2007.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Auburn Hills, Michigan
March 27, 2008